Morobe Consolidated Goldfields Limited Harmony Gold (Australia) Pty Ltd Westpac Bank ‑ PNG ‑ Limited

Facility Agreement

Level 6, Mogoru Moto Building Champion Parade Port Moresby Papua New Guinea T +675 305 6000 F +675 320 0588 www.allens.com.au © Allens Papua New Guinea 2019

Our associated firm Allens is an independent partnership operating in alliance with Linklaters LLP.

Facility Agreement

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This Agreement is made on 9 July 2018
Parties
1
Morobe Consolidated Goldfields Limited (Company No. 1-12047) incorporated in Papua New Guinea with its registered office at c/- Ashurst, Mogoru Moto Building, Level 4, Champion Parade, Port Moresby, National Capital District, 121, Papua New Guinea (the Borrower).

2	Harmony Gold (Australia) Pty Ltd (ACN 091 439 333) incorporated in Australia with its registered office at Level 2, 189 Coronation Drive, Milton, Queensland, Australia (the Guarantor).
3
Westpac Bank – PNG – Limited (Company No. 1-5295) incorporated in Papua New Guinea with its registered office at Level 1, Jeffrey Haus, Corner of Champion Parade and Musgrave Street, Port Moresby, National Capital District, Papua New Guinea (the Lender).

Recitals
A	The Borrower and the Guarantor have requested the Lender to provide the Borrower with a Facility under which financial accommodation may be made available to the Borrower.
B	The Lender has agreed to provide that Facility subject to (amongst other things) the execution of this Agreement and the other Finance Documents.
It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions
The following definitions apply unless the context requires otherwise.
Ancillary Security means any Security or other document or agreement at any time given by the Borrower and created or entered into as security for any Secured Money.
Approved Purpose means to assist with financing, or reimbursement of the Borrower's costs in relation to purchase, of the Approved Equipment.
Approved Equipment means each item of equipment described in Schedule 2 or any other equipment agreed from time to time by the Lender to be Approved Equipment, together with:

(a)	the appliances, components, accessories, furnishings and other equipment incorporated or installed in, or attached to, the equipment; and

(b)	the instructions or maintenance manuals for the equipment.
Associate in relation to an entity means:

(a)	a Related Entity of that entity;

(b)	an entity, or the trustee or manager of a trust, which has a controlling interest in that entity or a Related Entity of that entity;

(c)	a Related Entity of an entity included in paragraph (b) or (e);

(d)
a director of that entity or of an entity included in paragraph (a), (b) or (c) or of the manager or of the trustee of any trust included in paragraph (a), (b) or (c) or a spouse, child, parent or sibling of that director;

(e)	a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c), (d), (e), (f) or (g) alone or together has a controlling interest;

(f)
the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d), (e), (f) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

(g)	an entity of which a director of that entity or a Related Entity of that entity is also a director.
For the purposes of this definition:

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(i)	where a person is a beneficiary of a discretionary trust, that person will be taken to own, and control, all the assets of that trust;

(ii)	a person has a controlling interest in a corporation or trust if:

(A)
the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

(B)
the person has a direct or indirect interest in total in more than 20% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued.

Authorisation includes:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Authorised Officer means:

(a)	in respect of any Obligor, any director or secretary, or any person from time to time nominated as an Authorised Officer by it by a notice to the Lender:

(i)
in respect of which the identity of that person has been verified to the Lender's satisfaction in order to manage the Lender's anti money laundering, counter terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Papua New Guinea or any other country (and the Lender has not received notice of revocation of the appointment); and

(ii)	accompanied by certified copies of signatures of all new persons so appointed and identification documents sufficient to satisfy the Lender's 'know your customer' requirements; and

(b)
in respect of the Lender, any person whose title or acting title includes the word director, head, chief, counsel, executive, manager, attorney or president or cognate expressions, or any secretary or director, or any lawyer acting for the Lender.

Availability Period means the period commencing on the date of this Agreement and ending on the earliest of:

(a)	the Drawdown Date;

(b)	the date 30 days after the date of this Agreement; and

(c)	the date on which the Commitment is cancelled.
Bus means the Approved Equipment specified at item 49, 50, 52, 53, 54, 55 or 56 of Schedule 2.
Bus delivery date means, in relation to a Bus, the earlier of:

(a)	the date on which that Bus is delivered to the Site; and

(b)	31 August 2018,
or such later date as the Lender may agree.
Business Day means a weekday on which banks are generally open for commercial banking business in Port Moresby, Papua New Guinea and Sydney, Australia.

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Casualty Event means:

(a)	the loss of, or the loss of use of, any Approved Equipment due to destruction, theft or damage beyond repair;

(b)	the sale of any Approved Equipment by the Borrower;

(c)	the occurrence of a Compulsory Acquisition Event in relation to any Approved Equipment; or

(d)	a total loss of any Approved Equipment declared by its insurer under the relevant Insurance Policy, or

(e)	in relation to a Bus, the Bus Delivery Date for that Bus does not occur by 31 August 2018 (or such later date as the Lender may agree).
Change in Control means, in relation to an Obligor, any event or circumstance where, without the Lender's prior written consent, direct or indirect ownership, management or control of that Obligor is, in the opinion of the Lender, changed in any material respect from that subsisting at the date of this Agreement. For the purposes of this definition, control means, in relation to any entity, the ability of any person to control:

(a)	the composition of the board of directors of that entity;

(b)	more than half the voting rights attaching to shares in that entity; or

(c)	more than half the issued share capital of that entity.
Commitment means the Facility Limit as reduced or cancelled under this Agreement.
Compulsory Acquisition Event means, in relation to an asset:

(a)	the asset being compulsorily acquired by or by order of a Government Agency or under law;

(b)	a Government Agency ordering the sale, vesting or divesting of the asset; or

(c)	a Government Agency taking a step for the purpose of any of the foregoing or proposing or threatening to do any of the foregoing.
Current Accounting Practice at any time, means accounting principles and practices applying by law or otherwise generally accepted in Papua New Guinea at that time, consistently applied.
Defect means:

(a)	any defect in the condition, design, construction, performance, operation or fitness for use of any Approved Equipment;

(b)	any defect in the Borrower's title to any Approved Equipment;

(c)	any prohibition or interruption of, or other restriction on, the use, operation or possession of any Approved Equipment for any reason;

(d)	any damage to, or loss or destruction of, any Approved Equipment (including, without limitation, any loss or damage incurred in the course of the delivery of any Approved Equipment to any person); or

(e)	any requisitioning, confiscation or impounding of any Approved Equipment.
Derivative Transaction means a swap, option, hedge, forward, futures or similar treasury transaction.
Drawdown Date means the date on which any accommodation under this Agreement is or is to be or is deemed to be drawn.
Drawdown Notice means a notice under clause 3.
Drawing means each portion of the accommodation made available under this Agreement.
Environmental Law means a provision of a law or a law, which relates to an aspect of planning, the environment, heritage, health or safety.

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Equator Principles means those principles (including minimum applicable environmental and social standards) adopted by the Equator Principles Financial Institutions from time to time , as published by The Equator Principles Association.
Event of Default means any of the events specified in clause 17.
Excluded Tax means a Tax imposed by a jurisdiction on the net income of the Lender because the Lender has a connection with that jurisdiction but not a Tax:

(a)	calculated by reference to the gross amount of a payment under a Finance Document (without the allowance of a deduction); or

(b)	imposed because the Lender is taken to be connected with that jurisdiction solely because it is party to a Finance Document or a transaction contemplated by a Finance Document.
Facility means the term loan facility provided to the Borrower under this Agreement in an amount up to the Facility Limit.
Facility Limit means the lesser of:

(a)	USD25,000,000; or

(b)	80% of the aggregate value ascribed to the Approved Equipment in the Valuation delivered to the Lender pursuant to clause 14.1 (Conditions precedent),
(or as agreed between the Borrower and the Lender in writing from time to time).
Final Repayment Date means the date four years after the Drawdown Date.
Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation. It includes indebtedness under or in respect of:

(a)	a bill of exchange, bond, debenture, note or similar instrument;

(b)	a Guarantee of Finance Debt or a Guarantee given to a financier;

(c)	a hire-purchase arrangement;

(d)	a finance or operating Lease;

(e)	a Derivative Transaction;

(f)	an acceptance, endorsement or discounting arrangement;

(g)	a redeemable share or redeemable stock; or

(h)	the deferred purchase price (for more than 90 days) of an asset or service, or an obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction.
Finance Document means:

(a)	this Agreement;

(b)	a Drawdown Notice;

(c)	a Security Document;

(d)	any other consent deed or tripartite agreement (however called) entered into by the Lender and one or more Obligors with a third party or parties;

(e)	each priority deed or intercreditor agreement (however called) entered into by the Lender, one or more Obligors and one or more third parties;

(f)	any Guarantee or Security in respect of any of the Secured Money;

(g)	any limit letter between the Lender and the Borrower relating to the Facility;

(h)	any document or agreement which an Obligor and the Lender agree is a Finance Document; or

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(i)
any document or agreement entered into or provided under or in connection with, or for the purpose of amending or novating, any of the above. It includes a written undertaking by or to a party or its lawyers under or in relation to any of the above.

Financial Reports means balance sheet, income and cashflow statements together with any statements, reports (including any directors' and auditors' reports) and notes attached to or intended to be read with any of them.
Funding Period means a period for the fixing of interest rates for the Drawing. The period commences on the Drawdown Date or the last day of the preceding Funding Period (as appropriate) and has a duration determined under clause 5 (Funding Periods).
Government Agency means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.
GST means any goods and services or similar tax, together with any related interest, penalties, fines or other charge.
Guarantee means an obligation or offer to provide funds (including by subscription or purchase) or otherwise be responsible in respect of an obligation or indebtedness, or the financial condition or insolvency, of another person. It includes a guarantee, indemnity, letter of credit or legally binding letter of comfort, or an obligation or offer to purchase an obligation or indebtedness of another person.
IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002.
Intellectual Property means any intellectual or industrial property including:

(a)	a patent, trade mark or service mark, copyright, registered design, trade secret or confidential information; or

(b)	a licence or other right to use or to grant the use of any of the above or to be the registered proprietor or user of any of the above.
Interpolated Screen Rate means, in relation to any Funding Period for the Drawing, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Funding Period for the Drawing; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Funding Period for the Drawing, each as of 11am London time on the first day of that period for USD.
Lease means an agreement under which an asset may be used, exploited, operated or managed by a person other than the owner. It includes a lease, licence, charter, hire purchase or hiring arrangement.
LIBOR means, in respect of any Funding Period in respect of the Drawing:

(a)	the applicable Screen Rate as of 11am London time on the first day of that period for USD and for a period equal in length to the Funding Period for the Drawing; or

(b)	if no Screen Rate is available for LIBOR for that period, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Funding Period of the Drawing; or

(c)	if no Screen Rate is available for LIBOR for:

(i)	USD; or

(ii)	a period equal in length to the Funding Period and it is not possible to calculate the Interpolated Screen Rate,

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the rate of interest notified to the Borrower to be that which expresses as a percentage rate per annum, the cost to the Lender of funding the Drawing from whatever source it may reasonably select. That rate is to be notified before interest is due to be paid in respect of that period.
Liquidation includes receivership or other appointment of a controller, deregistration, compromise, deed of arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, death or bankruptcy.
Margin means 3.20% per annum.
Marketable Security has the meaning given to the term security in the Companies Act 1997, but also includes:

(a)	an interest in a company that is a share within the meaning of the Companies Act 1997;

(b)	a unit or other interest in a trust or partnership;

(c)	a negotiable instrument; and

(d)	a right or an option in respect of a Marketable Security, whether issued or unissued, including any of the above.
Material Adverse Effect means a material adverse effect on:

(a)	the business, operation, property or condition (financial or otherwise) of an Obligor;

(b)	the ability of an Obligor to perform its obligations under a Finance Document;

(c)	the effectiveness or priority of any Security granted by the Borrower under a Security Document;

(d)	the validity or enforceability of the whole or any material part of any Finance Document or any material rights or remedies of the Lender under any Finance Document; or

(e)	the value of the Secured Property or the security of the Lender (determined as a whole).
Obligor means:

(a)	the Borrower; or

(b)	the Guarantor.
Original Value means:

(a)
in relation to an item of Approved Equipment identified in Schedule 2 and forming part of the Secured Property, the value ascribed to that item of Approved Equipment in the Valuation delivered to the Lender pursuant to clause 14.1; or

(b)
in relation to an item of Approved Equipment provided as Satisfactory Security pursuant to clause 17.1(a)(ii) (Replacement Approved Equipment), the Original Value of the item of Approved Equipment that such Replacement Approved Equipment replaced (or if that Approved Equipment was replaced by more than one item of Replacement Approved Equipment, the proportion of the Original Value that the value of the relevant Replacement Approved Equipment bears to the aggregate value of all Replacement Approved Equipment for that relevant Approved Equipment as provided in the relevant Valuation for such Replacement Approved Equipment delivered pursuant to clause 17.1(b)).

Papua New Guinea means the Independent State of Papua New Guinea.
Permitted Security means:

(a)	a Security Document or any Ancillary Security;

(b)
any lien created by operation of law in the ordinary course of day‑to‑day trading and not securing Finance Debt, which secures an obligation that is not yet due, or, if due, is being contested in good faith and for which adequate reserves are held for payment;

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(c)	a charge or lien arising in favour of a Government Agency by operation of statute unless there is default in payment of money secured by that charge or lien;

(d)	any Security subject to a priority arrangement with the Lender on terms (including as to ranking) satisfactory to the Lender; or

(e)	any Security granted by an Obligor to which the Lender has given its prior written consent.
PGK Equivalent means at any relevant date, in relation to any relevant USD denominated amount, the amount of Kina which, when converted into USD utilising the Lender's spot rate of exchange for the purchase of Kina with USD at or about 11:00am on the relevant date, is equal to the relevant USD denominated amount.
Potential Event of Default means anything which with notice, time or both would become an Event of Default.
PPSA means the Personal Property Security Act 2011.
Principal Outstanding means, at any time, the total principal amount of all outstanding Drawings at that time.
Privacy Statement means the current version of the Lender's privacy statement, as provided to the Borrower (on behalf of the Obligors) from time to time, being that set out in Schedule 6 as at the date of this Agreement.
Project means the mining operations conducted by the Borrower in relation to the Hidden Valley Mine in Morobe Province, Papua New Guinea.
Proportionate Principal Outstanding at any time in relation to an item of Approved Equipment affected by a Casualty Event, means the proportion of the Principal Outstanding at that time equivalent to the proportion that the Original Value of that Approved Equipment is to the aggregate Original Values of all Approved Equipment forming part of the Secured Property.
Related Entity means, in relation to an entity (the first entity):

(a)	a Subsidiary of the first entity;

(b)	an entity of which the first entity is a Subsidiary; or

(c)	a Subsidiary of another entity of which the first entity is also a Subsidiary.
Review Event means any Change in Control of the Guarantor.
Satisfactory Security means, in respect of any asset, a first ranking Security over that asset to secure the Secured Money where the Lender has received documents or evidence in connection with the Security satisfactory to the Lender (including, where requested, legal opinions).
Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate).
Secured Money means all money which the Borrower or the Guarantor (whether alone or not) is or at any time may become actually or contingently liable to pay to or for the account of the Lender (whether alone or not) for any reason whatever under or in connection with a Finance Document, whether or not contemplated at the date of this Agreement.
It includes money by way of principal, interest, fees, costs, indemnity, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with any Finance Document, or as a result of a breach of or default under or in connection with any Finance Document.
It also includes money that the Borrower or the Guarantor would have been liable to pay but for its Liquidation, or some other reason.
Secured Property means the property mortgaged, charged or otherwise subject to Security under the Specific Security Deed, any Ancillary Security or any other Finance Document.

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Security includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:

(a)	anything which gives a creditor priority to other creditors with respect to any asset;

(b)	retention of title and a deposit of money by way of security; and

(c)	a security interest under the PPSA.
Security Document means:

(a)	the Specific Security Deed; or

(b)	any Ancillary Security.
Site means the site of the Hidden Valley Mine in Morobe Province, Papua New Guinea.
Specific Security Deed means the specific security deed dated on or about the date of this Agreement under which the Borrower creates a Security over the Approved Equipment and related rights.
Subsidiary means:

(a)
an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or

(b)	an entity treated as a subsidiary in the financial statements of any person pursuant to IFRS or Current Accounting Practice as the case may be.
Supplier means any manufacturer, supplier, servicer, dealer or distributor of any Approved Equipment.
Tax includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount.
Valuation means a valuation of an asset of the Borrower in a form acceptable to the Lender, addressed to or capable of being relied upon by the Lender, prepared by a Valuer acting on the instructions of the Lender, such valuation not being more than three months old at the date it is accepted by the Lender.
Valuer means a licensed, reputable valuer acceptable to the Lender.

1.2	Interpretation

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions.

(c)	Nothing in this Agreement is to be interpreted against a party on the ground that the party put it forward.

(d)	The following rules apply unless the context requires otherwise:

(i)	the singular includes the plural and the converse;

(ii)	a gender includes all genders;

(iii)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(iv)	a reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them;

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(v)	a reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement;

(vi)	a reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns;

(vii)
a reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation, statutory instrument, code or other thing issued under it;

(viii)	a reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form;

(ix)	a reference to conduct includes an omission, statement or undertaking, whether or not in writing;

(x)	each paragraph of a list is to be construed independently; none limits any other;

(xi)	the meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions;

(xii)
a reference to property or an asset includes any real or personal, present or future, tangible or intangible property or asset (including Intellectual Property) and any right, interest, revenue or benefit in, under or derived from the property or asset;

(xiii)
a reference to disposal means to enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset;

(xiv)	an Event of Default continues until it has been waived in writing by the Lender;

(xv)
a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not under an existing obligation;

(xvi)	unless otherwise specified, all references to time are to Port Moresby time;

(xvii)	a reference to PGK or Kina means a reference to Papua New Guinea Kina (being the lawful currency for the time being of Papua New Guinea); and

(xviii)	a reference to USD is a reference to United States dollars.

1.3	Cancellation or reduction in Facility Limit
Any reduction or cancellation of all or any part of the Commitment under this Agreement will automatically result in an equivalent reduction or cancellation of the Facility Limit.

1.4	Document or agreement
A reference to:

(a)	an agreement includes a Security, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.
A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Agreement.

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1.5	Determination, statement and certificate
Except where otherwise provided in this Agreement any determination, statement or certificate by the Lender or an Authorised Officer of the Lender provided for in this Agreement is conclusive. It binds the parties in the absence of manifest error.

1.6	Accounting terms

(a)	Accounting terms are to be interpreted according to Current Accounting Practice.

(b)
The parties acknowledge that changes to Current Accounting Practice on or after the date of this Agreement may make the interpretation of certain defined terms and other clauses of this Agreement which refer to Current Accounting Practice inappropriate or uncertain.

(c)
If the Borrower or the Lender considers that such a change has occurred, it may notify the other to that effect (the Notification Date) and the Borrower and the Lender each agree to negotiate with each other in good faith to agree appropriate amendments to the affected clauses and/or definitions to take such change into account.

(d)
If the Borrower and the Lender fail to agree on the appropriate amendments to the affected clauses and/or definitions within 20 Business Days of the Notification Date, then any reference to Current Accounting Practice in this Agreement or in any other Finance Document will be deemed to be a reference to Current Accounting Practice as at the date of this Agreement.

(e)
Unless and until agreement is reached by the Borrower and the Lender in accordance with this clause, the Borrower will provide all Financial Reports and all other financial information required to be provided in accordance with the Finance Documents together with, in each case, any reconciliation statements (audited, where applicable) necessary to enable the calculation of the financial undertakings and associated definitions based on the Current Accounting Practice prior to the relevant change occurring and those changes will be ignored for the purposes of the financial undertakings and the relevant definitions.

1.7	Listing requirements included as law
A listing rule, business rule or market integrity rule of a financial market will be regarded as a law.

1.8	Trust
Unless the context requires otherwise, a reference to a transaction, asset, act or liability of any nature of an Obligor includes its transactions, assets, acts or liabilities as trustee. Where an Obligor incurs an obligation, it incurs that obligation both in its own right and in its capacity as trustee, unless the obligation relates only to an asset which it holds in its own right and not as trustee. A reference to a Related Entity of an Obligor includes a Related Entity of any trust of which it is trustee.

1.9	Consents and Opinions
Except where expressly stated, the Lender may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its rights, powers and remedies, at its absolute discretion.

1.10	Multiple Obligors

(a)	Unless the context otherwise requires, a reference to 'the Borrower' or 'a Borrower', 'the Guarantor' or 'a Guarantor' or 'the Obligor' or 'an Obligor' in a Finance Document if there

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are more than one, includes a reference to each of them individually and to any two or more of them together.

(b)
The liability of (or an obligation) on a Guarantor or an Obligor (in those capacities) under a Finance Document if there are more than one is joint and several with each other Guarantor or Obligor (as the case may be).

2	Purpose
The Borrower shall use the net proceeds of all accommodation provided under this Agreement for the Approved Purpose and for no other purpose.

3	Drawdown Notices and Drawings

3.1	Drawdown Notices

(a)	Whenever the Borrower wishes to make the Drawing it shall give to the Lender an irrevocable Drawdown Notice substantially in the form of the notice set out in Schedule 4.

(b)	The Drawdown Notice must be received by the Lender by 11.00am (Port Moresby time) three Business Days before the proposed Drawdown Date (which must be a Business Day).

(c)	The Lender is not obliged to provide the Drawing if as a result:

(i)	the Principal Outstanding would exceed the Facility Limit; or

(ii)	any other requirement of this Agreement would not be complied with.

3.2	Number of Drawings
The Borrower shall ensure that there is no more than one Drawing outstanding at any one time.

4	Facility

4.1	Advance of Drawing
Subject to this Agreement, whenever the Borrower requests a Drawing of the Facility, the Lender shall pay the amount of that Drawing to the relevant account specified in the Drawdown Notice on the Drawdown Date.

4.2	Interest
Interest will accrue from day to day on the outstanding principal amount of the Drawing at the rate determined by the Lender be the aggregate of the Margin and the LIBOR for the relevant Funding Period calculated on the basis of a year of 360 days. The Borrower shall pay accrued interest in arrears on the last day of each Funding Period and on repayment or prepayment of all or the relevant part of the Drawing.

5	Funding Periods

(a)	Subject to this clause, each Funding Period will be a period of 90 days.

(b)	If a Funding Period ends on a day which is not a Business Day, that Funding Period will be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

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(c)
No Funding Period may extend beyond the Final Repayment Date. A Funding Period shall be shortened or lengthened at the election of the Lender to ensure that no Funding Period ends on a date later than the Final Repayment Date.

6	Fees

6.1	Establishment fee
On the date of this Agreement the Borrower shall pay to the Lender an establishment fee of the PGK Equivalent of USD275,000 (being 1.10% of the Facility Limit).

6.2	Fees not refundable or rebatable
No fee payable by an Obligor under this Agreement is refundable or rebatable.

7	Cancellation of Commitment
At the close of business Port Moresby time on the last day of the Availability Period, the Commitment will be cancelled.

8	Repayment

8.1	Repayment of Facility
Without prejudice to any other term of this Agreement, the Borrower shall repay the Principal Outstanding, together with all accrued interest and any other fees, costs and expenses payable under a Finance Document on the Final Repayment Date.

8.2	Repayment

(a)	The Borrower shall repay the Principal Outstanding by instalments on the last day of each Funding Period.

(b)
Each instalment will be of an amount to be advised by the Lender from time to time, being calculated on the basis that the Principal Outstanding as at the end of the Availability Period will be fully amortised through equal instalments of principal over the period commencing on the last day of the Availability Period and ending on the Final Repayment Date.

(c)	The final instalment will be the Principal Outstanding as at the Final Repayment Date.

8.3	Secured Money
The Borrower shall pay and repay all other outstanding Secured Money on the Final Repayment Date.

9	Prepayments

9.1	Voluntary prepayments

(a)
Subject to this clause, the Borrower may prepay, on giving at least 10 Business Days’ prior written notice to the Lender, all or any part of the Principal Outstanding under the Facility. That notice is irrevocable. The Borrower shall prepay in accordance with it.

(b)	Unless the Lender agrees otherwise, prepayment of part only of a Drawing may only be made in a minimum principal amount of USD500,000.

(c)	Prepayments under this clause may only be made on the last day of a Funding Period.

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9.2	Interest and break costs
Any prepayment under this Agreement shall be made together with:

(a)	any interest accrued on that amount; and

(b)	any break costs with respect to the amount prepaid.

9.3	Limitation on prepayments
The Borrower may not prepay all or any part of the Principal Outstanding except as set out in this Agreement.

9.4	Application against repayment instalments
Prepayments will be applied against repayment instalments (if any) in inverse order of maturity.

10	Payments

10.1	Manner
Each Obligor shall make all payments required to be made by it under any Finance Document in immediately available funds by 11.00am (local time) on the due date to the address for service of notices of the Lender, or to the account specified by the Lender in respect of that currency, without set‑off, counterclaim or other deduction except any compulsory deduction for Tax.

10.2	Payment to be made on Business Day
Whenever any payment becomes due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

10.3	Appropriation where insufficient money available
The Lender may appropriate amounts it receives among amounts due as it sees fit. This will override any appropriation made by an Obligor.

11	Taxation

11.1	Additional payments
If an Obligor is obliged to make a deduction in respect of Tax from a payment under a Finance Document:

(a)	(pay deduction) it shall promptly pay the amount deducted to the appropriate Government Agency;

(b)	(receipt) within 30 days of the end of the month in which the deduction is made, it shall give the Lender the original receipt (or other documents acceptable to the Lender) evidencing the payment; and

(c)
(gross‑up) unless the Tax is an Excluded Tax, on the due date it shall pay the Lender an additional amount so that the Lender receives a net amount (after allowance for any further deduction and any Tax on the additional amount) equal to the amount it would have received if no deduction had been made. It shall indemnify the Lender against the Tax and any amounts recoverable from the Lender in respect of the Tax.

It waives any statutory or other right to recover from the Lender any amount paid under this clause.

11.2	Tax credits

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(a)
(Refund) If the Lender in its absolute discretion decides that it has received any clearly identifiable tax relief in respect of a deduction for which an additional payment has been made, the Lender shall promptly refund the amount of the additional payment, but only:

(i)	to the extent of the relief received; and

(ii)	to the extent it determines that the refund can be made without prejudice to the retention of the relief.

(b)
(Own tax affairs) Nothing in paragraph (a) interferes with the right of the Lender to arrange its tax affairs as it thinks fit. For example, the Lender need not claim any relief in respect of a deduction or disclose any information regarding its tax affairs or tax computations.

12	Change in Law

12.1	Illegality

(a)	If a Change in Law makes it illegal or impracticable for the Lender to provide financial accommodation under the Finance Documents, the Lender may by notice to the Borrower:

(i)	terminate the Commitment; and

(ii)	direct the Borrower to prepay any financial accommodation affected, together with all other amounts owing under the Finance Documents.

(b)	The Borrower shall make the prepayment immediately or, if later, the latest day (in the Lender’s opinion) on which the prepayment can be made without the illegality or impracticability arising.

12.2	Increased costs
Whenever the Lender determines that as a result of a Change in Law any of the following occurs in connection with its Commitment or financial accommodation provided or to be provided under the Finance Documents:

(a)	(increased costs) its costs are increased;

(b)	(reduced receipts) an amount received or receivable by it is reduced;

(c)
(reduced return) its or its holding company’s return on capital or other effective return is reduced (including because more capital needs to be allocated to the Facility and cannot be used elsewhere),

the Lender may notify the Borrower. The Borrower shall pay the Lender on demand the amounts certified by an Authorised Officer of the Lender to be necessary to compensate the Lender or the relevant holding company for the increase or reduction.
That certificate must give an outline of the calculation of the amount demanded and will be conclusive and bind the Borrower in the absence of manifest error.

12.3	Voluntary prepayment on Change in Law
If the Borrower becomes aware that as a result of a Change in Law it is or may be obliged to make a payment under clause 11.1(c) (Taxation – additional payments) or 12.2 (Increased costs), the Borrower may notify the Lender that it wishes to prepay any financial accommodation affected. That notice is irrevocable. The Borrower shall prepay in accordance with it on the last day of the Funding Period during which the notice is given.

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12.4	Minimisation

(a)	(Minimisation) The Lender shall use reasonable endeavours to avoid or minimise the consequences of a Change in Law mentioned in this clause.

(b)	(No defence) The Borrower may not refuse a demand on the ground that the relevant consequences could have been avoided.

12.5	Change in Law
In this clause:

(a)
a Change in Law is the introduction of, or a change in, any law, official directive, ruling or request or a change in its interpretation or application. If it does not have the force of law, it must be one with which responsible banks in Papua New Guinea or Australia would comply. It includes any with respect to capital adequacy, special deposit, liquidity, reserve, prime assets, tax or prudential requirements (except a change in tax on overall net income); and

(b)	a Change in Law also includes:

(i)	an investigation into the Borrower or an Associate of the Borrower by a Government Agency; or

(ii)	an application for or grant of an injunction or order in respect of any Finance Document or Security granted by an Obligor or account conducted with the Lender made by a Government Agency.

13	Market Disruption

13.1	Market disruption

(a)
If the Lender determines that a Market Disruption Event occurs in relation to a Drawing for any Funding Period, then it shall promptly notify the Borrower, and the rate of interest on that Drawing shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified by the Lender as soon as practicable and in any event no later than the Business Day before interest is due to be paid in respect of that Funding Period, to be that which expresses as a percentage rate per annum the cost to the Lender of funding its participation in that Drawing from whatever source or sources it may reasonably select.

(b)
The Lender shall determine the margin and the rate notified by it under paragraph (a)(ii) above in good faith. The rate so notified and any notification under paragraph (c) below, will be conclusive and binding on the parties in the absence of manifest error.

(c)
In this Agreement, Market Disruption Event means the Lender determines that as a result of market circumstances not limited to it (whether or not those circumstances, or their effect on the Lender’s cost of funds, subsist on the date of this Agreement) the cost to it of funding a Drawing is or would be in excess of LIBOR.

13.2	Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than 45 days) with a view to agreeing a substitute basis for determining the rate of interest.

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(b)	Any alternative basis agreed pursuant to paragraph (a) above shall be binding on all parties.

13.3	Confidentiality

(a)	Subject to paragraph (b), the Borrower shall keep confidential and not disclose to any other person any information described in this clause 13 (Market disruption).

(b)	However, the Borrower or its officers or employees may disclose such information:

(i)	to the extent required by any applicable law or regulation;

(ii)	to the extent it reasonably deems necessary in connection with any actual or contemplated proceedings or a claim with respect to this clause 13; or

(iii)
any of its Associates (including the Guarantor) and any of its or their officers, directors, employees, professional advisers and auditors if any person to whom that information is to be given pursuant to this paragraph is informed in writing of its confidential nature and that it may be price-sensitive information.

14	Conditions Precedent

14.1	Conditions precedent
The right of the Borrower to give a Drawdown Notice and the obligations of the Lender under this Agreement are subject to the condition precedent that the Lender receives all of the items described in Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Lender.

14.2	Further conditions precedent
The obligations of the Lender to make available financial accommodation under this Agreement are subject to the further conditions precedent that as at the date of the relevant Drawdown Notice and the relevant Drawdown Date:

(a)
(representations true) the representations and warranties by each Obligor in the Finance Documents are true in all material respects and not misleading as though they had been made at each date in respect of the facts and circumstances then subsisting; and

(b)	(no default) no Event of Default or Potential Event of Default continues or will result from the provision of the financial accommodation.

15	Representations and Warranties

15.1	Obligor representations and warranties
Each Obligor makes the following representations and warranties on the date of this Agreement, the date of the Drawdown Notice and the first day of each Funding Period.

(a)	(Status) It is a corporation validly existing under the laws of the place of its incorporation specified in this Agreement and is capable of suing and being sued.

(b)
(Power) It has the power to enter into and perform its obligations under the Finance Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents, to own its assets and to carry on its business as now conducted or contemplated.

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(c)
(Corporate authorisations) It has taken all necessary corporate action to authorise the entry into, delivery (if applicable) and performance of the Finance Documents to which it is expressed to be a party, and to carry out the transactions contemplated by those documents.

(d)
(Documents binding) Each Finance Document to which it is expressed to be a party is its legal, valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration and subject to equitable principles.

(e)
(Transactions permitted) The execution, delivery (if applicable) and performance by it of the Finance Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not violate in any respect a provision of:

(i)	a law or treaty or a judgment, ruling, order or decree of a Government Agency binding on it;

(ii)	its constitution or other constituent documents; or

(iii)	any other document or agreement which is binding on it or its assets, and, except as provided by the Finance Documents, did not and will not:

(iv)	create or impose a Security on any of its assets; or

(v)
allow a person to accelerate or cancel an obligation with respect to Finance Debt, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to Finance Debt, whether immediately or after notice or lapse of time or both.

(f)	(Financial Reports)

(i)	Its most recent consolidated and unconsolidated audited Financial Reports give a true and fair view of:

(A)
its financial position (including actual and contingent liabilities), and where relevant the financial position of any other relevant entities on a consolidated basis, as at the date to which the Financial Reports relate; and

(B)	its performance, and where relevant the performance of any other relevant entities on a consolidated basis, during the accounting period to which the Financial Reports relate.

(ii)	There has been no subsequent change in its business or financial condition which may have a Material Adverse Effect.

(iii)	Those Financial Reports comply with Current Accounting Practice except to the extent disclosed in them and with all applicable laws.

(g)
(No litigation) No litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to its knowledge, threatened other than proceedings brought against the Borrower in December 2010 by certain landowners seeking unspecified damages relating to alleged release of waste rock and overburden by the operation of the Project, full details of which have been disclosed to the Lender prior to the date of this Agreement.

(h)	(No default)

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(i)	No Obligor is in default under a document or agreement (including an Authorisation) binding on it or its assets which relates to Finance Debt or is material.

(ii)
Nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both.

(i)	(Authorisations) Each Authorisation which is required in relation to:

(i)	the execution, delivery and performance by it of the Finance Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	its business as now conducted or contemplated and which is material, has been obtained or effected. Each is in full force and effect. It has complied with each of them.

(j)	(No misrepresentation)

(i)
All information (including Financial Reports) in connection with the Finance Documents provided by it to the Lender is true and accurate in all material respects at the date of this Agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by the Finance Documents, was or is misleading, by omission or otherwise.

(ii)
All financial projections provided by an Obligor have been prepared by appropriately qualified persons in good faith and on the basis of the most recently available historical information and on the basis of reasonable assumptions.

(iii)
It has and each Obligor has disclosed all information and documents relating to it, its assets, each Finance Document to which it is expressed to be a party and the transactions contemplated by each of them, which are material to the Lender's decision to enter into the Finance Documents.

(k)	(Full disclosure) It has disclosed all material information and documents relating to it, its assets, each Finance Document and the transactions contemplated by each of them.

(l)
(Copies of documents) All copies of documents (including its latest audited Financial Reports and all Authorisations) given by it or on its behalf to the Lender are true and complete copies. Those documents are in full force and effect.

(m)	(Law) It and each of its Subsidiaries has complied with all laws binding on it where breach may have a Material Adverse Effect.

(n)	(Investigation by agency) No investigation by any agency into all or part of its affairs is current in circumstances material to its business or financial condition.

(o)
(Environmental Law) No act or omission has occurred and there is no circumstance relating to its assets or its business or the assets or business of any of its Subsidiaries which has given rise or may give rise to:

(i)	a substantial claim against it or any of its Subsidiaries;

(ii)	a requirement of substantial expenditure by it or any of its Subsidiaries; or

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(iii)	a requirement that it or any of its Subsidiaries cease or substantially alters an activity, under Environmental Law.
Without limitation none of its assets is contaminated, all assets are within applicable environmental standards and all emissions and discharges are within standards or limits imposed by all relevant laws and Authorisations.

(p)
(Authorised officers) Any person specified as an Authorised Officer of the Borrower is authorised to sign any requests and other notices on its behalf and do all other things contemplated by the Finance Documents.

(q)	(Benefit) It benefits by entering into and performing its obligations under each Finance Document.

(r)	(No immunity) It has no immunity from the jurisdiction of a court, or from legal process, in Papua New Guinea.

(s)	(Pari passu ranking) Its obligations under this Agreement rank at least equally with all of its unsecured and unsubordinated indebtedness (other than liabilities mandatorily preferred by law).

(t)	(Intellectual Property) It owns, or has the right and license to use, all Intellectual Property necessary for the conduct of its business.

(u)
(Taxes) It has complied with all laws in relation to Tax in all jurisdictions in which it is subject to Taxes and has paid all Taxes due and payable by it except those for which it has set aside sufficient reserves and which are being contested in good faith (except where failure to pay may have a Material Adverse Effect).

(v)	(Insurance)

(i)	All insurances required under the Finance Documents are in effect and current and meet the requirements of the Finance Documents.

(ii)
It has not made any material misrepresentation or omission to its insurers and is not aware of any reason why any of the insurance policies may be terminated or why any insurers may refuse to pay a claim when made.

(w)	(Undisclosed relationships) Except as disclosed to and agreed by the Lender, it has not entered into any Finance Document and does not hold any Secured Property:

(i)	as a trustee of any trust;

(ii)	as a partner of a partnership;

(iii)	as a responsible entity of any registered scheme;

(iv)	as an agent of an undisclosed principal; or

(v)	in any other capacity for the benefit of any person.

15.2	Borrower representations and warranties
The Borrower makes the following representations and warranties on the date of this Agreement, the date of the Drawdown Notice and the first day of each Funding Period.

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(a)	(Title)

(i)	It is the sole beneficial owner of its Secured Property (if any) free of any other third party right or interest whatever other than as permitted by clause 16.2(c) (Negative pledge).

(ii)
There are no third party rights or interests (including Security) in or over any place where any Approved Equipment forming part of the Secured Property is or is to be located other than those disclosed in writing to the Lender before the date of this Agreement or, if they arise after that date, before the first date on which the representations and warranties in this clause are repeated after they arise.

(b)	(Location) As at the date of this Agreement, each Approved Equipment (other than, until the Bus Delivery Date for a Bus, each such Bus) is located at the Site.

15.3	Reliance on representations and warranties
Each Obligor acknowledges that the Lender has entered the Finance Documents in reliance on the representations and warranties in this clause.

16	Undertakings

16.1	General undertakings
Each Obligor (or where expressly provided, the Borrower) undertakes to the Lender as follows, except to the extent that the Lender consents.

(a)	(Corporate reporting and information):

(i)
(annual Financial Reports) it will provide to the Lender as soon as practicable (but within 120 days) after the close of each of its financial years or (if earlier) within 5 Business Days after any earlier date on which it is required to file its consolidated Financial Reports with any Government Agency, copies of its consolidated audited Financial Reports in respect of that financial year;

(ii)
(management accounts) it will provide to the Lender as soon as practicable (but within 60 days) after the end of each of its financial half-years or (if earlier) within 5 Business Days after any earlier date on which it is required to file its consolidated half-yearly management accounts with any Government Agency, copies of its consolidated management accounts in respect of that half-year, the financial year to date and for the 12 month period ending at the end of that half year (including, but not limited to, a statement of financial position, statement of financial performance, cash flow statement and performance against forecasts);

(iii)	(documents issued to shareholders) the Borrower will provide to the Lender promptly, all documents provided by it to a stock exchange or holders of Marketable Securities issued by it;

(iv)
(litigation) it will provide to the Lender promptly, written particulars of any litigation, arbitration, Tax claim, dispute or administrative or other proceeding in relation to it or its Subsidiaries other than a claim for worker's compensation;

(v)
(Government Agency) it will provide to the Lender promptly, any notice, order or material correspondence from or with a Government Agency relating to its or its Subsidiaries' business or assets which may have a Material Adverse Effect; and

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(vi)
(other information) it will provide to the Lender promptly, any other information in relation to its (or in relation to the Borrower, its Subsidiaries') financial condition or business which the Lender may request.

(b)	(Accounting principles) It will ensure that the Financial Reports provided to the Lender under paragraph (a):

(i)	comply with Current Accounting Practice except to the extent disclosed in them and with all applicable laws; and

(ii)	give a true and fair view of the matters with which they deal.

(c)	(Authorisations) It will ensure that each Authorisation required for:

(i)	the execution, delivery and performance by it of the Finance Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	the carrying on by it and its Subsidiaries of its and their business as now conducted or contemplated, is obtained and promptly renewed and maintained in full force and effect. It will provide copies promptly to the Lender when they are obtained or renewed.

(d)	(Notice to Lender) It will notify the Lender as soon as it becomes aware of:

(i)	any Event of Default, Review Event or Potential Event of Default;

(ii)	(in relation to the Borrower only) any Defect or Casualty Event;

(iii)	(in relation to the Borrower only) any substantial dispute between it or any of its Subsidiaries and a Government Agency;

(iv)
any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed, and, where requested by the Lender, evidence satisfactory to the Lender of the authority of any Authorised Officer together with documents evidencing the new Authorised Officer's identity verified to the Lender's satisfaction;

(v)	any Change in Control;

(vi)	any liability under an Environmental Law; and

(vii)	any material litigation, asset write down or other actual or potential material enterprise diminishing event.

(e)
(Corporate existence) It will do everything necessary to maintain its corporate existence in good standing. It will not transfer its jurisdiction of incorporation or enter any merger or consolidation without the Lender's prior written consent (such consent not to be unreasonably withheld).

(f)	(Compliance with law) It will comply with all laws binding on it or its assets in all material respects.

(g)	(Pay Taxes) It will pay all Taxes payable by it when due, but:

(i)	it need not pay Taxes for which it has set aside sufficient reserves and which are being contested in good faith, except where failure to pay may have a Material Adverse Effect; and

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(ii)	to the extent liable, it will pay those Taxes on the final determination or settlement of the contest.

(h)	(Commercial dealings)

(i)	It will not deal in any way with any person except at arm's length in the ordinary course of business for valuable commercial consideration.

(ii)	It may only deal with an Associate if a person satisfactory to the Lender verifies the adequacy of the consideration or otherwise verifies compliance with sub‑paragraph (i).

(i)
(Ratification) As holder of shares, units or any other direct or indirect interest in any Obligor, it ratifies and confirms the execution, delivery and performance by each Obligor of each Finance Document. It will be taken to have ratified and confirmed the execution, delivery and performance of each Finance Document to which any entity in which it has such an interest is at any time expressed to be party.

(j)	(Inspection)

(i)
Subject to sub-paragraph (iii) below, the Lender or persons authorised by it may at any time inspect and require the provision of copies of the records, and inspect the premises, of the Borrower. The Borrower will do everything in its power to assist that inspection and provide those copies and will ensure that its employees and officers do the same.

(ii)	Without limitation, the Borrower shall permit and enable the Lender and its representatives (including any experts appointed by it), whenever the Lender reasonably requires, to:

(A)	inspect or test any Approved Equipment forming part of the Secured Property;

(B)	examine, make copies of or take extracts from, the books of account, records, reports and other documents relating to the Approved Equipment forming part of the Secured Property; and

(C)	discuss with the officers, accountants and auditors of the Borrower its affairs, finances and accounts relating to the Approved Equipment forming part of the Secured Property, and, for those purposes, to have access to any place where any Approved Equipment forming part of the Secured Property is located, the documents and the relevant officers, accountants and auditors.

(iii)	The Lender (or persons authorised by it) shall not exercise its rights under this paragraph (j):

(A)	without providing reasonable notice to the Borrower and complying with all reasonable workplace health and safety and security protocols of the Borrower; and

(B)	more frequently than once per calendar year, unless an Event or Default or Potential Event of Default continues.

(k)	(Books and records) It will ensure that it maintains appropriate books and records at all times.

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(l)	(Environmental Law)

(i)	It will maintain procedures which, in the reasonable opinion of the Lender, are adequate to monitor its compliance with Environmental Law and Authorisations.

(ii)
Where the Lender reasonably suspects that the Borrower is not complying in a material respect with an Environmental Law or Authorisation and, after consultation with the Borrower, the Lender reasonably continues to do so, the Lender may have an audit conducted of the procedures maintained and of compliance. It will do everything reasonably necessary to facilitate that audit.

(iii)	Where the procedures or the audit referred to in this paragraph reveal any non-compliance with Environmental Law or Authorisations, it will promptly remedy them.

(iv)	Without limitation, it will comply and ensure that the Project complies at all times with applicable Equator Principles.

16.2	Undertakings relating to Secured Property
The Borrower undertakes to the Lender as follows, except to the extent that the Lender consents.

(a)	(Approved Equipment)

(i)	It will ensure that at all times the Principal Outstanding is equal to or less than
(A)    until the earlier of the date on which each Bus has been delivered to the Site and 31 August 2018, 85%; and
(B)    at any other time, 80%
of the aggregate value of the Approved Equipment forming part of the Secured Property (other than Approved Equipment that has been subject to a Casualty Event and any Bus which has not been delivered to the Site) as recorded in the most recent Valuation accepted by the Lender at that time.

(ii)
It shall, within 10 Business Days of becoming aware that it is not in compliance with its obligation under sub-paragraph (i) above, prepay in accordance with clause 9 (Voluntary prepayments) such minimum amount of the Principal Outstanding (together with interest and (if such payment is not made on the last day of a Funding Period) break costs) so as to ensure that immediately upon payment, the Principal Outstanding is equal to or less than 80% of the aggregate value of the Approved Equipment forming part of the Secured Property (other than Approved Equipment that has been subject to a Casualty Event) as recorded in the most recent Valuation accepted by the Lender at that time.

(iii)
The Borrower will not be in breach of its obligation under sub-paragraph (i) above if the failure is a direct result of a Casualty Event affecting one or more items of Approved Equipment forming part of the Secured Property and the Borrower complies with its obligations under clause 17 in respect of that Approved Equipment.

(b)
(Disposal of assets) It will not sell or otherwise dispose of, part with possession of, or create an interest in any Secured Property or agree or attempt to do so (whether in one or more related or unrelated transactions) except in accordance with clause 17 (Casualty Event).

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(c)	(Negative pledge) It will not create or allow to exist a Security Interest over the Secured Property other than a Permitted Security.

(d)	(Mortgaged or leased premises)

(i)
It shall not install, use or store any Approved Equipment forming part of the Secured Property (other than, until the Bus Delivery Date for a Bus, each such Bus) in any place that it does not own or that is subject to a Security, Lease or other similar interest unless the Lessor has received an acknowledgement executed by each person who has any interest in that place.

(ii)	The acknowledgement is to confirm that the Approved Equipment:

(A)	is and will remain the Borrower's property;

(B)	if affixed to any land or building, will not become a fixture of the land or building and that that person will not acquire an interest in the Approved Equipment;

(C)	will not be subject to the Security (if any) over the place; and

(D)	may be removed by the Lender from the place without the Lender incurring any liability.

(iii)
It shall not create any Security over the place where any Approved Equipment forming part of the Secured Property is located unless the Borrower first obtains an acknowledgement from the security holder in the form described in paragraph (ii).

(e)
(Sale and Lease back) It will not sell or otherwise dispose of any Secured Property to a person where, under the terms of that sale or disposal, or under a related transaction, that asset is or may be Leased to the Guarantor or its Associate.

(f)	(Maintenance)

(i)	It will maintain, or procure that any relevant operator maintain, the Approved Equipment forming part of the Secured Property in:

(A)	proper working order and condition in accordance with the Supplier's specifications and the requirements (if any) of any insurer of any Approved Equipment forming part of the Secured Property; and

(B)	good and substantial repair, with due allowance for normal wear and tear, or otherwise in accordance with the practice of a prudent and reasonable owner of property similar to the Approved Equipment so that the Approved Equipment forming part of the Secured Property is always capable of being operated fully and efficiently for the purpose for which it was designed.

(ii)
It will promptly, or procure that any relevant tenant will promptly, remedy every material defect in the repair and condition of the Approved Equipment forming part of the Secured Property (fair wear and tear excepted).

(g)	(Insurance) It will, in addition to any requirement of any other Finance Document:

(i)
take out and maintain insurance over and in relation to the Approved Equipment forming part of the Secured Property (including fire, loss of rent and public liability insurance) with independent and reputable insurers for amounts, against risks and upon terms and conditions reasonably stipulated by the Lender, or if no such requirements are stipulated, for amounts, against risks and upon terms and

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conditions that a prudent and reasonable owner of property similar to that of the Borrower would effect and maintain;

(ii)	note the interest of the Lender as mortgagee and loss payee on each policy of insurance over the Approved Equipment forming part of the Secured Property;

(iii)	disclose to each insurer all facts which are material to the insurer's risk and comply with its obligations of utmost good faith to the insurer;

(iv)
give to the Lender on demand a certificate in form and substance satisfactory to the Lender from the insurer to the effect that the required insurance is current and no premiums or other moneys are due for payment to the insurer;

(v)	pay when due all premiums, commissions, levies, stamp duties, charges and other expenses necessary for taking out those insurance policies and keeping them in force;

(vi)	except with the Lender's prior written consent, ensure that no material alteration is made to any insurance policy; and

(vii)	as soon as practicable notify the Lender if an event occurs which permits an insurance claim to be made, or if an insurance claim is made or refused.

(h)
(Insurance proceeds) To the extent permitted at law, proceeds of each insurance policy in relation to the Approved Equipment forming part of the Secured Property must be applied as follows, unless the Lender otherwise consents:

(i)	if no Event of Default or Potential Event of Default subsists:

(A)	in the case of a policy covering destruction, damage or loss of Approved Equipment, in replacing, reinstating, rebuilding or repairing that Approved Equipment; and

(B)	in any other case, in discharging the liability or making good the loss covered by the policy, with any surplus being applied to reduce the Secured Money whether or not due; or

(ii)	if an Event of Default or Potential Event of Default subsists, to reduce the Secured Money whether or not due.

(i)	(Alterations) It will not materially alter, or permit any person to materially alter, the Approved Equipment forming part of the Secured Property.

(j)	(Preservation and protection of security) It will promptly do everything in its power necessary or reasonably required by the Lender:

(i)	to preserve and protect the value of the Approved Equipment forming part of the Secured Property; and

(ii)	to protect and enforce its title and the title of the Lender as mortgagee or secured party in respect of the Approved Equipment forming part of the Secured Property.

(k)	(Other Security) It will comply with all Security affecting the Approved Equipment forming part of the Secured Property and with its obligations secured by that Security.

(l)
(Location) It will not remove, or allow to be removed, any Approved Equipment forming part of the Secured Property (other than, until the Bus Delvery date for a Bus, each such Bus) from the location corresponding to that Approved Equipment as set out in

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Schedule 2 or the location of that Secured Property otherwise agreed by the Lender except when necessary for repair of the relevant Approved Equipment.

16.3	Term of undertakings
Each undertaking in this clause 16 continues from the date of this Agreement until the Secured Money is fully and finally paid.

17	Casualty Event

(a)	On the occurrence of any Casualty Event, the Borrower shall promptly (and in any event, within 20 Business Days or such longer period the Lender might agree):

(i)
prepay in accordance with clause 9 (Voluntary prepayments) an amount of the Principal Outstanding equal to or greater than the amount calculated by the Lender to be the Proportionate Principal Outstanding at that time together with interest and (if such payment is not made on the last day of a Funding Period) break costs; or

(ii)
provide Satisfactory Security in respect of one or more items of Approved Equipment (not already forming part of the Secured Property) of a value equal to or greater than 125% of the Proportionate Principal Outstanding at that time.

(b)
The Borrower shall at its cost promptly procure any Valuation required by the Lender to satisfy itself of any determination required under this clause 17, including without limitation the Proportionate Principal Outstanding or the value of any asset proposed to be subject of any Satisfactory Security to be given in accordance with paragraph (a)(ii) above.

(c)
Subject to clause 16.2(h), the Borrower may set-off any insurance proceeds received by the Lender as a result of any Casualty Event that are applied by the Lender in reduction of the Secured Money against its obligation to prepay under clause17.1(a)(i).

18	Events of Default

18.1	Events of Default
Each of the following is an Event of Default (whether or not it is in the control of any Obligor).

(a)	(Obligations under Finance Documents) An Obligor fails:

(i)
to pay an amount payable by it under a Finance Document when due (other than where the failure is caused solely by an administrative or technical error in the transmission of funds outside the control of the Obligors and such failure is remedied within two Business Days);

(ii)	to comply with an undertaking under clause 16.2(c) (Negative pledge), 16.2(l) (Location), 16.2(g) (Insurance), 17 (Casualty Event) or 31 (Personal properties securities law);

(iii)
to comply with any of its other obligations under a Finance Document except, where in the opinion of the Lender that failure can be remedied within 10 Business Days, if it remedies the failure within that period; or

(iv)	to satisfy within the time stipulated anything which the Lender made a condition of its waiving compliance with a condition precedent or undertaking in a Finance Document.

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(b)
(Misrepresentation) A representation, warranty or statement by or on behalf of an Obligor in a Finance Document, or in a document provided under or in connection with a Finance Document, is not true in a material respect or is misleading when made or repeated.

(c)	(Cross default)

(i)	Finance Debt of an Obligor:

(A)	is not paid when due (or within an applicable grace period); or

(B)	becomes due and payable or capable of being declared due and payable before its stated maturity or expiry; or

(ii)	a facility or obligation granted or owed by a person to an Obligor to provide financial accommodation or to acquire or underwrite Finance Debt is prematurely terminated; or

(iii)	an event of default (however called or defined) occurs under any agreement documenting Finance Debt or a Security to which an Obligor is a party.
For the purpose of this paragraph, if a person is required to provide cash cover for Finance Debt as a result of an actual, likely or threatened default or an event of default or termination, cancellation, special prepayment or similar event, whatever called, that Finance Debt will be taken to be due and payable.
No Event of Default will occur under this clause 18.1(c) if the aggregate amount of Finance Debt or commitment to provide financial accommodation falling within sub-paragraphs (i) to (iii) is:

(iv)	in relation to the Guarantor, less than USD5,000,000 (or its equivalent in other currency or currencies); and

(v)	in relation to the Borrower, less than USD1,000,000 (or its equivalent in other currency or currencies).

(d)	(Administration, winding up, arrangements, insolvency etc)

(i)	An administrator of an Obligor is appointed.

(ii)	Except for the purpose of a solvent reconstruction or amalgamation previously approved by the Lender:

(A)	an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting, an application to a court or other steps are taken for:

(1)	the winding up, dissolution or administration of an Obligor; or

(2)	an Obligor entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them,
(other than frivolous or vexatious applications, proceedings, notices and steps or where such application or proceedings are disputed by an Obligor acting diligently and in good faith and dismissed or discontinued with 10 Business Days); or

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(B)	an Obligor ceases, suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of a substantial part of its assets.

(iii)	An Obligor:

(A)	is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute); or

(B)	stops or suspends or threatens to stop or suspend payment of all or a class of its debts.

(e)	(Enforcement against assets)

(i)	A receiver, receiver and manager, administrative receiver or similar officer is appointed to;

(ii)	a Security becomes enforceable or is enforced over; or

(iii)	a distress, attachment or other execution is levied or enforced or applied for over, all or any of the assets and undertaking of an Obligor (and in relation to sub-paragraph (iii), is not discharged within 10 Business Days).

(f)	(Reduction of capital) Without the prior consent of the Lender, the Borrower:

(i)	reduces its capital (including a purchase of its shares);

(ii)	passes a resolution to reduce its capital or to authorise it to purchase its shares, or calls a meeting to consider such a resolution;

(iii)	applies to a court to call any such meeting or to sanction any such resolution or reduction; or

(iv)	enters into any amalgamation, merger, demerger or corporate reconstruction.

(g)	(Investigation) An investigation into all or part of the affairs of an Obligor commences under companies legislation in circumstances material to its financial condition.

(h)	(Analogous process) Anything analogous to anything referred to in paragraphs (d) to (g) inclusive, or which has substantially similar effect, occurs with respect to any Obligor under any law.

(i)	(Vitiation of documents)

(i)	All or any part of a Finance Document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect;

(ii)	a party becomes entitled to terminate, rescind or avoid all or part of a Finance Document; or

(iii)	a party other than the Lender alleges or claims that an event described in sub‑paragraph (i) has occurred or that it is entitled as described in sub‑paragraph (ii).

(j)
(Revocation of Authorisation) An Authorisation which is material to the performance by any Obligor of a Finance Document, or to the validity and enforceability of a Finance Document or to the security of the Lender, is repealed, revoked or terminated or expires, or is modified or amended or conditions are attached to it in a manner unacceptable to the Lender, and is not replaced by another Authorisation acceptable to the Lender.

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(k)	(Control of Borrower) There is a Change in Control of the Borrower.

(l)	(Compulsory acquisition) The occurrence of any Compulsory Acquisition Event in relation to all or any substantial part of the Secured Property.

(m)
(Governmental interference) A law or anything done by a Government Agency wholly or partially to a material extent renders illegal, prevents or restricts the performance or effectiveness of a Finance Document or otherwise has a Material Adverse Effect.

(n)	(Environmental event)

(i)	(A) Any person takes action;

(B)	there is a claim; or

(C)	there is a requirement of expenditure or of cessation or alteration of activity, under Environmental Law, which in the opinion of the Lender may have a Material Adverse Effect; or

(ii)	a circumstance arises which in the opinion of the Lender may give rise to an action, claim or requirement within sub‑paragraph (i).

(o)	(Project)

(i)	A Compulsory Acquisition Event occurs in relation to all or a material part of the Project.

(ii)	All or a material part of the Project is abandoned.

(iii)	The Project breaches any applicable Equator Principles and that breach is not remedied to the satisfaction of the Lender within six months.

(p)
(Material damage or destruction) The occurrence of material damage to or destruction of all or a material part of the Secured Property provided that no Event of Default will occur under this clause if the affected Secured Property is the subject of a Casualty Event and the Borrower complies with its obligations under clause 17.

(q)
(Material adverse change) Any other event or series of events, whether related or not, occurs (including a material adverse change in the business, assets, prospects or financial condition of any Obligor or the value of the Secured Property), which in the opinion of the Lender may have a Material Adverse Effect.

18.2	Consequences
In addition to any other rights provided by law or any Finance Document, at any time after an Event of Default (whether or not it is continuing) the Lender may do all or any of the following:

(a)
by notice to the Borrower declare the Secured Money immediately due and payable, and the Borrower shall immediately pay the Principal Outstanding and together with all other Secured Money (including accrued interest, fees and other costs and expenses);

(b)	by notice to the Borrower cancel all or any part of the Commitment;

(c)	take any step to enforce any Security or any Security Document, or exercise any rights of the Lender, under one or more Finance Documents;

(d)
(with immediate effect) change some or all of the conditions on which one or more of the Facility is made available to the Borrower (in particular the Lender may adjust any fees, interest rates, discount fees and margins payable under this Agreement or any other

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Finance Document to reflect the changed credit terms and conditions consequent upon the Event of Default); and

(e)	at the cost of the Borrower:

(i)	appoint a firm of independent accountants or other experts to review and report to the Lender on the affairs, financial condition and business of any Obligor; and

(ii)	obtain a Valuation of all or any part of the Approved Equipment forming party of the Secured Property.
Each Obligor shall do everything in its power to ensure the review, report and Valuation can be carried out promptly, completely and accurately. Without limitation, it shall co-operate fully with the review and Valuation and ensure that the accountants and experts and Valuers are given access to all Approved Equipment and premises and records of each Obligor and are given all information concerning any Obligor or Approved Equipment which they require from time to time. It shall ensure that all officers and employees of each Obligor do the same.

19	Guarantee

19.1	Interpretation
Unless the context requires otherwise, in this clause 19 and in the last sentence of the definition of Secured Money a reference to:

(a)	any person includes the Borrower;

(b)	any document or agreement includes this Agreement or any other Finance Document; and

(c)	any reason or some reason includes:

(i)
any legal limitation, disability, Liquidation, incapacity or thing affecting any person or the operation of any law, including any law relating to Liquidation, fiduciary or other duties or obligations or the protection of creditors;

(ii)	any release, discharge, termination, rescission, repudiation, extinguishment, abandonment or disclaimer;

(iii)	any failure by any person to execute, or to execute properly, an agreement or document or to comply with some requirement; or

(iv)	an agreement, document, obligation or transaction being or becoming illegal, invalid, void, voidable or unenforceable in any respect.
This applies whether or not the reason was or ought to have been within the knowledge of the Lender.
Each of clauses 19.2, 19.3, 19.4 and 19.5 is independent of each other.

19.2	Consideration
The Guarantor enters into this Agreement for valuable consideration which includes the Lender entering into the Finance Documents at its request. The Guarantor's obligations are unconditional and irrevocable.

19.3	Guarantee
The Guarantor guarantees the due and punctual payment of the Secured Money.

19.4	Indemnity

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If any Secured Money is not owing by or recoverable from an Obligor for any reason the Guarantor shall indemnify the Lender against any loss. The amount of that loss will equal the amount the Lender would otherwise have been entitled to recover.

19.5	Payment obligation

(a)
On demand from time to time the Guarantor shall pay an amount equal to the Secured Money which is then due and payable or would have been due and payable but for some reason. Subject to paragraph (b), the Guarantor shall pay that amount in the same manner and currency which the relevant Obligor is, or would have been, required to pay the Secured Money. A demand need only specify the amount owing. It need not specify the basis of calculation of that amount.

(b)	In relation to any payment obligation of the Borrower expressed to be payable in the PGK Equivalent of an amount denominated in USD, the Guarantor shall pay the relevant amount in USD.

19.6	Unconditional nature of obligation
Neither this Agreement nor the obligations of the Guarantor under it will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve the Guarantor from any obligation. This includes:

(a)	the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

(b)	any transaction or arrangement between the Lender and any person;

(c)
the Lender becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, deed of company arrangement, composition of debts or scheme of reconstruction by or relating to any person;

(d)	the Lender exercising or delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or by any document or agreement;

(e)
all or any part of any document or agreement held by the Lender at any time or of any right, obligation, power or remedy changing, ceasing or being transferred (this includes amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment or assignment);

(f)	the taking or perfection of any document or agreement or failure to take or perfect any document or agreement;

(g)	the failure by any person or the Lender to notify the Guarantor of any default by any person under any document or agreement or other circumstance;

(h)	the Lender obtaining a judgment against any person for the payment of any Secured Money;

(i)	any change in any circumstance (including in the members or constitution of any person);

(j)	any increase in the Secured Money for any reason (including as a result of anything referred to above); or

(k)	any reason,

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whether with or without the consent or knowledge of the Guarantor. None of the paragraphs above or in clause 19.1(c) limit the generality of any other.

19.7	Principal and independent obligation
This clause is a principal and independent obligation. Except for stamp duty purposes, it is not ancillary or collateral to another document, agreement, right or obligation.

19.8	No marshalling
The Lender is not obliged to marshal or appropriate in favour of the Guarantor or to exercise, apply or recover:

(a)	any Security, Guarantee, document or agreement held by the Lender at any time; or

(b)	any of the funds or assets that the Lender is entitled to receive or has a claim on.

19.9	No competition
Until the Secured Money has been irrevocably paid and discharged in full the Guarantor is not entitled to and shall not:

(a)	be subrogated to the Lender or any person who has any rights against the Borrower or claim the benefit of any Security or Guarantee held by the Lender or any such person or any such at any time;

(b)	either directly or indirectly prove in, claim or receive the benefit of, any distribution, dividend or payment arising out of or relating to the Liquidation of the Borrower; or

(c)	have or claim any right of contribution or indemnity for any reason (whether or not relating to this Agreement) from the Borrower, except as directed by the Lender.
The receipt of any distribution, dividend or other payment by the Lender out of or relating to any Liquidation will not prejudice the right of the Lender to recover the Secured Money by enforcement of this Agreement.
The Guarantor shall comply with any direction under this clause.
If the Guarantor receives any proceeds from the Liquidation of the Borrower (whether following a direction of the Lender or otherwise) it shall immediately pay those proceeds to the Lender in reduction of the Secured Money.
Until it makes that payment, those proceeds will be held in trust for the Lender.

19.10	Suspense account
Until the Secured Money has been paid in full the Lender may:

(a)	(b) credit to a suspense account (without applying it); and

(i)	appropriate at the discretion of the Lender,
any money received in respect of the Secured Money, including any dividend in a Liquidation or amount received under this Agreement; and

(b)	prove in any Liquidation of any person in respect of the full amount of the Secured Money disregarding any sums in the suspense account.

19.11	Rescission of payment
Whenever any of the following occurs for any reason:

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(a)
all or part of any transaction of any nature (including any payment or transfer) made during the term of this Agreement which affects or relates in any way to the Secured Money is void, set aside or voidable;

(b)	any claim of a nature contemplated by paragraph (a) is upheld, conceded or compromised; or

(c)	the Lender is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset, the Lender will again have all rights against the Guarantor in respect of the Secured Money and the Secured Property which it would have had if all or the relevant part of the transaction or receipt had not taken place. The Guarantor shall indemnify the Lender against any resulting loss, cost or expense. This clause continues after this Agreement is discharged.

19.12	Continuing guarantee and indemnity
This clause:

(a)	is a continuing guarantee and indemnity;

(b)	will not be taken to be wholly or partially discharged by the payment at any time of any Secured Money or by any settlement of account or other matter or thing; and

(c)	remains in full force until the Secured Money has been paid in full and the Guarantor has completely performed its obligations under this Agreement.

19.13	Variations
This clause covers the Secured Money as varied from time to time including as a result of:

(a)	any amendment to, or waiver under, any Finance Document; or

(b)	the provision of further accommodation to the Borrower,
and whether or not with the consent of or notice to the Guarantor. This does not limit any other provision.

19.14	Judgment
A judgment obtained against any Obligor will, in the absence of manifest error, be conclusive against the Guarantor.

19.15	Conditions precedent
Any condition or condition precedent to the provision of financial accommodation is for the benefit of the Lender and not the Guarantor. Any waiver of or failure to satisfy such a condition or condition precedent will be disregarded in determining whether an amount is part of the Secured Money.

20	Review of Facility

20.1	Review Event
If a Review Event occurs:

(a)
at the request of the Lender, the Borrower and the Lender shall meet promptly (and in any event within 3 Business Days of either party receiving notice of the occurrence of a Review Event) to discuss the Review Event and, if required by the Lender, agree a strategy for the Borrower to rectify the circumstances giving rise to the Review Event; and

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(b)
if the Borrower and the Lender cannot reach an agreement within 30 days of the occurrence of the Review Event as to ongoing terms and conditions (including but not limited to, pricing) of the Facility, the Lender may give notice to the Borrower requiring repayments of the Principal Outstanding within 60 days of the date of that notice (or such later date as the Lender may, in its absolute discretion, specify).

20.2	Clause does not affect the Lender's other rights
This clause does not affect:

(a)	the Lender's rights if an Event of Default or Potential Event of Default has occurred; or

(b)	the Lender's right at any time to terminate a Facility which is ‘on demand’, by making a demand for payment in full.

21	Interest on Overdue Amounts

21.1	Accrual and payment

(a)	(Accrual) Interest accrues on each unpaid amount which is due and payable by an Obligor under or in respect of any Finance Document (including interest under this clause):

(i)
on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(ii)	both before and after judgment (as a separate and independent obligation); and

(iii)	at the rate provided in clause 21.2 (Rate),
except where the relevant Finance Document provides otherwise.

(b)
(Payment) Each Obligor shall pay interest accrued under this clause on demand and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.

21.2	Rate
The rate applicable under this clause is the sum of 2% pa plus the following, each as determined by the Lender:

(a)	the rate (if any) applicable to the unpaid amount immediately before the due date; or

(b)	the sum of the Margin and the Lender’s cost of funds,
in each case calculated on the basis of a year of 360 days.

22	Indemnities and Break Costs

22.1	Indemnities
The Borrower shall indemnify the Lender on demand against any loss, cost, liability or expense (including legal costs on a full indemnity basis) which the Lender (or any officer or employee of the Lender) incurs as a result of or in connection with:

(a)	any Event of Default or breach of a Finance Document;

(b)	any Defect or Casualty Event;

(c)	any exercise or attempted exercise of any right, power or remedy under any Finance Document or any failure to exercise any right, power or remedy;

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(d)	the Secured Property or the existence of any interest in or control, right, power or remedy with respect to the Secured Property;

(e)	a Drawing requested in a Drawdown Notice not being provided for any reason (including failure to fulfil a condition precedent but excluding default by the Lender);

(f)
the Lender receiving payments of principal in respect of any Drawing before the end of the relevant Funding Period or the last day of any period under clause 22.2 (Interest on overdue amounts) for any reason, including prepayment in accordance with this Agreement; or

(g)
the Lender acting in connection with a Finance Document in good faith on email or facsimile instructions purporting to originate from the offices of the Borrower or to be given by an Authorised Officer of the Borrower.

It is not necessary for the Lender to incur expense or make payment before enforcing a right of indemnity conferred by a Finance Document.

22.2	Break costs

(a)
If the Lender receives or recovers all or part (the Received Amount) of any Drawing or overdue amount before the last day of its Funding Period, on demand the Borrower shall pay the Lender the PGK Equivalent amount (if any) by which:

(i)
the interest which the Lender should have received on the Received Amount for the period from the date of receipt or recovery of the Received Amount to the last day of its current Funding Period, had it not been paid until that last day;

exceeds:

(ii)
the interest which the Lender determines that it would obtain by placing an amount equal to the Received Amount on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on that last day.

(b)
If for any reason the Borrower revokes, or fails to draw in accordance with, a notice given by it, then on demand it must pay the amount which would have been payable under paragraph (a) if the Drawing had been drawn down and prepaid on the specified drawdown day.

(c)
Without limitation the indemnity under clause 22.1 will cover any amount determined by the Lender to be incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Lender to fund or maintain any amount (including loss of margin) and by reason of the termination or reversing of any agreement or arrangement entered into by the Lender to fix, hedge or limit its effective cost of funding or maintaining any accommodation under this Agreement or any amount.

23	'Know Your Customer' Checks
Each Obligor shall supply promptly all documents and other evidence reasonably requested by the Lender in order for the Lender or a proposed Lender under clause 33 (Assignments) to carry out all 'know your customer' or other similar checks it regards as necessary in relation to each Obligor under all applicable laws and regulations and not already available to the recipient.

24	Currency Indemnity

24.1	General

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Each Obligor shall indemnify the Lender against any deficiency which arises whenever for any reason (including as a result of a judgment or order):

(a)	the Lender receives or recovers an amount in one currency (the Payment Currency) in respect of an amount denominated under a Finance Document in another currency (the Due Currency); and

(b)
the amount actually received or recovered by the Lender in accordance with its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency.

24.2	Reimbursement
Where an amount to be reimbursed or indemnified against under a Finance Document is denominated in a currency other than Kina, if the Lender so requests, the Borrower shall reimburse or indemnify it against the amount of Kina which the Lender certifies that it used to buy the relevant amount of the other currency in accordance with its normal procedures. If the Lender does not so request, the Borrower shall reimburse or indemnify it in that other currency.

25	Expenses
Each Obligor shall reimburse the Lender on demand for:

(a)	its reasonable expenses in relation to the preparation, execution and completion of the Finance Documents and any subsequent consent, agreement, approval, waiver or amendment; and

(b)	its expenses in relation to:

(i)
any actual or contemplated enforcement of the Finance Documents, or the actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under the Finance Documents or in relation to the Secured Property; and

(ii)
any enquiry by a Government Agency concerning any Obligor or the Secured Property or a transaction or activity the subject of the Finance Documents or in connection with which, financial accommodation or funds raised under a Finance Document are used or provided.

This includes legal costs and expenses on a full indemnity basis, expenses incurred in retaining consultants to evaluate matters of material concern to the Lender and administrative costs.

26	Stamp Duties and GST

26.1	Stamp duties

(a)
Each Obligor shall pay or reimburse the Lender on demand for all stamp, transaction, registration and similar Taxes (including fines and penalties) on or in relation to the execution, delivery, performance or enforcement of any Finance Document or any payment, receipt or other transaction contemplated by any Finance Document.

(b)
Each Obligor shall indemnify the Lender on demand against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Lender to pay any Tax after having been put in funds (with all necessary documents) to do so by an Obligor.

26.2	GST

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All payments to be made by an Obligor under or in connection with this Agreement and any other Finance Document have been calculated without regard to GST.

(a)	If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when an Obligor makes the payment:

(i)	it must pay to the Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%); and

(ii)	the Lender will promptly provide to an Obligor a tax invoice complying with the relevant GST legislation.

(b)
Where under this Agreement or any other Finance Document an Obligor is required to reimburse or indemnify for an amount, the Obligor will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit the Lender determines that it is entitled to claim in respect of that amount.

27	Set‑Off

(a)
The Lender may apply at any time any credit balance in any currency (whether or not matured) in any account of an Obligor with any branch of the Lender towards satisfaction of any sum then due and payable by it to the Lender under or in relation to any Finance Document. The Lender need not make the application.

(b)	The Lender may exchange currencies to make that application.

28	Waivers, Remedies Cumulative

(a)
No failure to exercise and no delay in exercising any right, power or remedy under any Finance Document operates as a waiver, nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Lender in the Finance Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

29	Severability of Provisions
Any provision of any Finance Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Finance Document nor affect the validity or enforceability of that provision in any other jurisdiction.

30	Survival of Obligations

(a)	(Representations and warranties) Each representation or warranty in a Finance Document survives the execution and delivery of the Finance Documents and the provision of financial accommodation.

(b)	(Indemnity) Each indemnity, reimbursement or similar obligation in a Finance Document (including clause 11 (Taxation) and 12 (Change in Law):

(i)	is a continuing, separate and independent obligation;

(ii)	is payable on demand; and

(iii)	survives termination or discharge of the relevant Finance Document and repayment of financial accommodation.

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Where a party is obliged to indemnify another party against a loss, cost, charge, liability, expense, deficiency or other amount, it shall pay on demand from time to time the amount stated by the other party to be the amount indemnified against.

31	Personal properties securities law

31.1	PPSA security interests

(a)
If a Finance Document (or a transaction in connection with it) is or contains a security interest for the purposes of the PPSA, each Obligor agrees that to the extent the law permits them to be excluded or waived:

(i)	any provision of the PPSA may be excluded by the relevant secured party giving notice to the grantor that that provision is excluded; and

(ii)	the Lender need not give any notice required under any provision of the PPSA.

(b)
If the Lender determines that a Finance Document (or a transaction in connection with it) is or contains a security interest, each Obligor agrees to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Lender asks and considers necessary for the purposes of:

(i)	ensuring that the security interest is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective; or

(ii)	enabling the Lender to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority required by the Lender; or

(iii)	enabling the Lender to exercise rights in connection with the security interest.

31.2	PPSA undertaking
If an Obligor holds any security interests and if a failure by the Obligor to perfect some or all of those security interests would materially adversely affect the business, operation, property, condition (financial or otherwise), or prospects of that Obligor or the Obligors (taken as a whole), the Obligor agrees to implement, maintain and comply in all material respects with, procedures for the perfection of those security interests. These procedures must include procedures designed to ensure that the Obligor takes all reasonable steps under the PPSA to perfect any such security interest with the highest ranking priority reasonably possible (such as perfecting a purchase money security interest, perfecting a security interest by control or including the serial number in a financing statement for personal property that may or must be described by a serial number).
If the Lender asks, the Obligor agrees to arrange at its expense an audit of the PPSA procedures. The Lender may only ask the Obligor to do this if it reasonably suspects that an Obligor is not complying with this clause.

31.3	Costs of further steps and undertaking
Everything an Obligor is required to do under this clause 31 is at the Obligor's expense. The Obligor agrees to pay or reimburse the costs and expenses of the Lender in connection with anything the Obligor is required to do under this clause.

31.4	General PPSA provisions

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(a)	In this clause 31, security interest has the meaning given to it in the PPSA.

(b)	This clause 31 applies despite any other clause in a Finance Document.

32	Moratorium Legislation
To the full extent permitted by law all legislation which at any time directly or indirectly:

(a)	lessens, varies or affects in favour of an Obligor any obligation under a Finance Document; or

(b)	delays, prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by a Finance Document, is excluded from the Finance Documents.

33	Assignments

33.1	Assignment by Obligor
An Obligor may only assign or transfer any of its rights or obligations under this Agreement with the prior written consent of the Lender.

33.2	Assignment by Lender
The Lender may assign or transfer by novation all or any of its rights or obligations under this Agreement or any other Finance Document at any time.

33.3	Securitisation
The Lender may, without the consent of any Obligor, assign, transfer, sub‑participate or otherwise deal with all or any part of its rights and benefits under the Finance Documents to a securitisation vehicle.

33.4	Disclosure
The Lender may:

(a)	without the consent of any Obligor, disclose to any ratings agency or Government Agency; or

(b)	with the prior consent of the Borrower (who shall not unreasonably withhold that consent) disclose to a proposed assignee, transferee or sub‑Lender, any information which relates to any Obligor or Finance Document or was furnished in connection with the Finance Documents.

33.5	No increased costs
Despite anything to the contrary in this Agreement, if the Lender assigns its rights under this Agreement, the Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct result of the assignment and of which the Lender or its assignee was aware or ought reasonably to have been aware on the date of the assignment.

33.6	Execution of further documentation
Where the Lender exercises its rights under clause 33.2, each Obligor must execute such documents and do all things necessary to assist the Lender to assign, novate, transfer, sub-participate or otherwise dispose of or deal with any part of its rights or obligations under the Facility and this Agreement, including by way of syndication or securitisation.

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34	Notices

34.1	Notices

(a)
All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement (each a Notice) (whether being given under this Agreement or under another Finance Document):

(i)	must be in writing signed by an Authorised Officer of the sender (or in the case of an email message, sent from the email address of an Authorised Officer of the sender); and

(ii)
will be conclusively taken to be given or made when delivered, received or left at the address, fax number or email address of the recipient shown in Schedule 1 (Notice Details) or to any other address or fax number which it may have notified the sender.

(b)	A Notice is given and received:

(i)	if it is hand delivered:

(A)	by 4.00pm (local time in the place of receipt) on a Business Day – on that day; or

(B)	after 4.00pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day – on the next Business Day; and

(ii)	if it is sent by fax:

(A)
by 4.00pm (local time in the place of receipt, equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent) on a Business Day – on that day; or

(B)
after 4.00pm (local time in the place of receipt, equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent) on a Business Day, or on a day that is not a Business Day – on the next Business Day; and

(iii)	if it is sent by post:

(A)	within Papua New Guinea – three Business Days after posting; or

(B)	to or from a place outside Papua New Guinea – seven Business Days after posting.

34.2	Notices sent by email

(a)	Any Notice which may be given or made under this Agreement or any other Finance Document may instead be sent by email if:

(i)	the Notice is purported to be sent by an Authorised Officer of the sender;

(ii)	the Notice is sent to the email address last notified by the intended recipient to the sender: and

(iii)	the sender keeps an electronic copy of the Notice sent.
The recipient of a Notice sent under this clause 34.2 must promptly acknowledge receipt of a Notice sent under this clause and must keep an electronic copy of the Notice.

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(b)	Where a Notice required to be provided by an Obligor under this Agreement or a Finance Document has been given by email in accordance with this clause, the sender must promptly provide:

(i)	the original of any Drawdown Notice to the Lender; and

(ii)	for any other Notice, the original of that Notice to the Lender and any other relevant person upon request.

34.3	Receipt of Notices sent by email
A Notice sent under clause 34.2 (whether for the purposes of giving Notice under this Agreement or under any other Finance Document) will be conclusively taken to be duly given or made on the first to occur of:

(a)	receipt by the sender of an email acknowledgement from the recipient’s information system showing that the Notice has been delivered to the email address stated above;

(b)	the time that the Notice enters an information system which is under the control of the recipient; and

(c)	the time that the Notice is first opened or read by an employee or officer of the recipient, but if the result is that a Notice would be taken to be given or made on a day that is not a Business Day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be conclusively taken to have been duly given or made at the start of business on the next Business Day in that place.

35	Confidentiality

35.1	Confidentiality
The parties must keep confidential the terms of the Facility, each Finance Document and any information which either of them may provide to each other.

35.2	Permitted disclosure
Clause 35.1 does not prevent disclosure:

(a)	if allowed or required by law;

(b)	if required by any securities exchange or any rating agency;

(c)	if required under a binding order of a Government Agency;

(d)
by the Lender in enforcing a Finance Document or in a proceeding arising out of or in connection with a Finance Document or to the extent that disclosure is regarded by the Lender as necessary to protect its interests;

(e)	if the information is in the public domain;

(f)	by the Lender to its agents, auditors, employees and officers or to any controller appointed by the Lender to an Obligor;

(g)	to the professional advisers or consultants of any party involved in connection with the Finance Documents who are bound by a duty or obligation of confidence;

(h)	to an Associate of the Lender, Borrower or Guarantor in which case this clause 35.2 will apply to that Associate;

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(i)
to an entity whom the Lender assigns, transfers, novates, sub-participates or sells-down by whatever form (or may potentially assign, transfer, novate, sub-participate or sell-down) all or any of its rights and/or obligations under any Finance Document;

(j)	with the prior written consent of the party providing the information; or

(k)	as expressly required or permitted by any Finance Document.

35.3	Privacy Statement
If an Obligor gives the Lender personal information about someone else, or directs someone else to give their personal information to the Lender the Borrower shall ensure that the relevant Obligor must show that person a copy of the Privacy Statement so that they understand the manner in which their personal information may be used or disclosed.

35.4	Survival of obligation
This clause survives the termination of this Agreement.

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36	Authorised Officers
Each Obligor irrevocably authorises the Lender to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. Each Obligor warrants that those persons have been authorised to give notices and communications under or relating to the Finance Documents.

37	Governing law and jurisdiction
This Agreement is governed by the laws of Papua New Guinea. Each Obligor submits to the non‑exclusive jurisdiction of courts exercising jurisdiction there.

38	Counterparts
This Agreement may be executed in any number of counterparts, each executed by one or more parties. A party may do this by executing and electronically transmitting a copy to one or more others or their representative.

39	Acknowledgement by each Obligor
Each Obligor confirms that:

(a)
it has not entered into any Finance Document in reliance on, or as a result of, any conduct of any kind of or on behalf of the Lender or any Related Entity of the Lender (including any advice, warranty, representation or undertaking); and

(b)	neither the Lender nor any Related Entity of the Lender is obliged to do anything (including disclose anything or give advice), except as expressly set out in the Finance Documents.

40	Borrower as agent
The Guarantor irrevocably and unconditionally appoints the Borrower to act as its agent in relation to this Agreement and each other Finance Document and irrevocably authorises:

(a)	the Borrower on its behalf to:

(i)	supply all information concerning itself contemplated by this Agreement and the other Finance Documents to the Lender;

(ii)	give all notices, certificates, instructions or other communications to the Lender; and

(iii)
execute on its behalf any notice or other agreement or deed or to effect any relevant consents, waivers, amendments or variations arising out of, under or in connection with any Finance Document, notwithstanding that they may affect the Guarantor, without further reference to or the consent of the Guarantor; and

(b)	the Lender to give any notice, demand or other communication to it pursuant to this Agreement or any other Finance Document to the Borrower, and in each case the Guarantor will be bound as though it has given the notice or instructions or executed or made the agreements or deeds, or effected the amendments or variations, or received the relevant notice, demand or other communication.
41    Anti-Money Laundering

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(a)	Each Obligor agrees that the Lender may delay, block or refuse to process any transaction without incurring any liability if the Lender suspects that:

(i)	the transaction may breach any law in Papua New Guinea or any other country; or

(ii)	the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, unlawful conduct.

(b)
Each Obligor must provide all information to the Lender which the Lender reasonably requires in order to manage anti-money laundering or counter-terrorism financing risk or to comply with any laws in Papua New Guinea or any other country. Each Obligor agrees that the Lender may disclose any information concerning the Obligors to:

(i)	any law enforcement, regulatory agency or court where required by an such law, in Papua New Guinea or elsewhere; or

(ii)	any correspondent or agent the Lender uses to make the payment for the purpose of compliance with any such law.

(c)
Each Obligor warrants that it is acting on its own behalf in entering into the Finance Documents. Each Obligor declares and undertakes to the Lender that the payment of money by the Lender in accordance with its (or any other Obligor's) instructions will not breach any anti-money laundering or counter-terrorism financing laws in Papua New Guinea or any other country where the Facility (or amounts drawn under the Facility) may be used.

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Schedule 1
Notice Details

Borrower
Morobe Consolidated Goldfields Limited
Address:    C/- Ashurst, P.O. Box 850, Port Moresby
Fax number:    +617 3320 3740
Email:        Aubrey.Testa@harmonyseasia.com
Attention:    Aubrey Testa

Guarantor
Harmony Gold (Australia) Pty Ltd
Address:    P.O. Box 1562, Milton, Queensland 4064, Australia
Fax number:    +617 3320 3740
Email:        David.Lightfoot@harmonyseasia.com
Attention:    David Lightfoot

Lender
Westpac Bank – PNG – Limited (Company No. 1-5295)
Address:    PO Box 706, Port Moresby
Fax number:    +675 3127434
Email:        Rohan.Arora@westpac.com.au
Attention:    Rohan Arora

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Schedule 2
Approved Equipment

Item	Description	Make	Model	YOM	Serial Number	VIN	Engine Number	Unit Number
1	Komatsu HM400-3 Truck	KOMATSU	HM400-3	2015	3824			AT542
2	Komatsu HM400-3 Truck	KOMATSU	HM400-3	2015	3827			AT543
3	Komatsu HM400-3 Truck	KOMATSU	HM400-3	2015	3825			AT544
4	Komatsu HM400-3 Truck	KOMATSU	HM400-3	2015	3807			AT545
5	Komatsu HM400-3 Truck	KOMATSU	HM400-3	2015	3805			AT546
6	Komatsu HD785-7 Dump Truck	KOMATSU	1-10785-7	2011	9436			DT332
7	Komatsu HD785-7 Dump Truck	KOMATSU	HD785-7	2013	30703			DT336
8	Komatsu HD785-7 Dump Truck	KOMATSU	HD785-7	2013	30623			DT335
9	Komatsu 10785-7 Dump Truck	KOMATSU	HD785-7	2011	9642			DT334
10	Komatsu HD785-7 Dump Truck	KOMATSU	HD785-7	2011	9610			DT333
11	Komatsu HD785-7 Dump Truck	KOMATSU	HD785-7	2012	30311			DT337
12	Komatsu HD785-7 Dump Truck	KOMATSU	HD785-7	2012	30252			DT338
13	Komatsu HD785-7 Dump Truck	KOMATSU	HD785-7	2012	30307			DT339
14	Komatsu 10785-7 Dump Truck	KOMATSU	HD785-7	2012	30257			DT340
15	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2014	29009996			DT341
16	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2014	29030397			DT342
17	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2014	29030420			DT343
18	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2014	29009982			DT344
19	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2014	29009988			DT345
20	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2012	8962			DT346
21	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2012	9287			DT347
22	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2012	8944			DT348
23	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2011	8863			DT349
24	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2012	9349			DT350
25	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2012	9284			DT351
26	Komatsu PC 1250-8R	KOMATSU	PC 1250-8R	2017	EX653 (35795			EX653
27	Komatsu PC 1250-8R	KOMATSU	PC 1250-8R	2017	EX654 35819			EX654
28	Komatsu PC2000 Excavator	KOMATSU	PC2000-8	2014	20515			EX706
29	Komatsu GD825 Grader SG404	KOMATSU	GD825-2	2013	i2913			SG404
30	Service Truck HD465-7E	KOMATSU	HD465-7E1		20016			ST504

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Item	Description	Make	Model	YOM	Serial Number	VIN	Engine Number	Unit Number
31	Service Truck HD465-7E	KOMATSU	HD465-7E1	2013	20010			ST503
32	Komatsu D275A-5R	KOMATSU	D275A-5R	2014	TD607 45070			TD607
33	Komatsu D275A-5R	KOMATSU	D275A-5R	2014	TD606 45094			TD606
34	Komatsu D275A-5R	KOMATSU	D275A-5R	2017	TD608 (45188			TD608
35	Komatsu D375A-6R	KOMATSU	D375A-6R	2014	TD707 65559			TD707
36	Wheel Excavator R210W-9	HYUNDAI	ROBEX210W9		ROBEX210W _9 0442			WE-201
37	Komatsu WA900 Wheel Loader	KOMATSU	WA900-3	2012	60217			WL604
38	Komatsu 10785-7 Truck	KOMATSU	HD785-7	2013	30581
39	Komatsu HD785-7 Truck	KOMATSU	HD785-7	2013	30582
40	All Terrain Crane	GROVE	Grove5250L (250T)	2018	52506015	W09250560JWG12015		CN07
41	25T Terrex Franna Crane	TERRE-X	MAC 25T (25T Franna Crane	2018	251164			CN06
42	D65 Drill	ATLAS COPCO	D65 Drill	2018	TMG17SEDO 506			SD503
43	D65 Drill	ATLAS COPCO	065 Drill	2018	TMG17SEDO 509			SD504
44	Cat Excavatar 6030	Cat	6030	2015				EX801
45	Prime Movers (Iveco Astra)	Iveco	ASTRA HD9EU3 66.48T Truck-Tractors-6x6-H2166	2018	ZCNH96639F PC04762		F3BE0681E**B191-240332
46	Prime Movers (Iveco Astra)	Iveco	ASTRA HD9EU3 66.48T Truck-Tractors-6x6-H2165	2018	ZCNH96637F PC04761		F3BE0681**B191-240300
47	Prime Movers (Iveco Astra)	Iveco	HD9EU3 66.48T Truck-Tractors-6x6-H2167	2018	ZCNH96630F PC04763		F3BE0681E**B191-240323
48	Prime Movers (Iveco Astra)	Iveco	ASTRA HD9EU3 66.48T Truck-Tractors-6x6-H2168	2018	ZCNH96632F PC04764		F3BE0681E**B191-240273
49	Bus Enduro 4 x 4 Toyota	Toyota	4x4 16 Seater Coaster	2018		JTGFP728106600222	N04CUH21673
50	Bus Enduro 4 x 4 Toyota	Toyota	4x4 16 Seater Coaster	2018		JTGFP728X06600235	N04CUH21781
51	Bus Enduro 4 x 4 Toyota	Toyota	4x4 16 Coaster	2018		JTGFP728106600267	N04CUH21859
52	Bus Enduro 4 x 4 Toyota	Toyota	4x4 16 Seater Coaster	2018		JTGFP728606600247	N04CUH21810
53	Bus Enduro 4 x 4 Toyota	Toyota	4x4 16 Seater Coaster	2018		JTGFP728906600260	N04CUH21830
54	Bus Enduro 4 x 4 Toyota	Toyota	4x4 16 Seater Coaster	2018		JTGFP728406600179	N04CUH21397
55	Bus Endur04 x 4 Toyota	Toyota	4x4 16 Seater Coaster	2018		JTGFP728206600245	N04CUH21806
56	Bus Enduro 4 x 4 Toyota	Toyota	4x4 16 Seater Coaster	2018		JTGFP728406600134	8155695

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Schedule 3
Conditions Precedent

1	Executed Finance Documents
Duly executed counterparts of each Finance Document (in registrable form, where relevant).

2	Verification Certificate
A certificate in relation to each Obligor given by a director and a secretary of that entity substantially in the form of Schedule 5 (Verification Certificate) with the attachments referred to and dated not earlier than the date of this Agreement.

3	Consents and BPNG Authorisation

(a)	Authority of the Bank of Papua New Guinea, for the Borrower to enter into the Facility Agreement (being an agreement which creates an obligation in favour of the Lender, in a foreign currency).

(b)
The consent of each relevant Government Agency to the entry into and performance of (and if relevant, registration of) each Finance Document that is required by law or considered necessary or desirable by the Lender.

4	Registration of Securities

(a)	Evidence that each security interest created under the Specific Security Deed has been registered on each relevant register in Papua New Guinea.

(b)
Evidence that all registered Securities over the Secured Property (other than in favour of the Lender) have been or will be released on or before the first Drawdown Date except any Security permitted by clause 16.2(c) (Negative pledge).

(c)	Each document necessary to register:

(i)	each Ancillary Security in an appropriate register; and

(ii)	any other Finance Document with each relevant Government Agency, is duly executed and completed.

5	Stamping
Either:

(a)	evidence that no Finance Document is liable to stamp duty; or

(b)
for each Finance Document which is liable to duty and has not been duly stamped for the full amount of all advances which may be made under this Agreement, evidence that it has been or will be lodged for stamping with the appropriate relevant Government Agency with a cheque or other appropriate remittance for the full amount of duty payable.

6	Secured Property
Results of searches, requisitions and enquiries and in relation to the Secured Property.

7	Title Documents
All documents and evidence of title to the Secured Property and any other documents necessary to register each Security Document on each relevant register in Papua New Guinea.

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8	Opinions

(a)	An Australian law opinion of Allens, legal advisers to the Lender, in relation to the Finance Documents.

(b)	A Papua New Guinea law opinion of Allens, legal advisers to the Lender, in relation to the Finance Documents.

9	Valuation
A Valuation of the Approved Equipment as required by the Lender addressed to or capable of being relied upon by the Lender.

10	Insurance
Evidence that appropriate policies of insurance covering all usual insurable risks (including fire, loss of rent and public liability insurance) have been effected and remain current in respect of the Secured Property, noting the Lender's interest as mortgagee and loss payee.

11	Fees and expenses
Payment of all fees and expenses payable in connection with the Facility that this Agreement requires to be paid on or prior to the first Drawdown Date.

12	Anti-money laundering – 'Know Your Customer' Requirements
All documents and other evidence reasonably requested by the Lender in order for the Lender to carry out all necessary 'know your customer' or other similar checks in relation to each Obligor under all applicable laws and regulations.

13	Major transaction
Evidence that the Borrower's entry into each Finance Document to which it is a party has been duly approved by its shareholders for the purposes of sections 89 and 110 of the Companies Act 1997.

14	Foreign enterprise
Evidence that the entry by the Borrower into each Finance Document to which it is a party is authorised to the extent necessary under a certificate issued under the Investment Promotion Act 1992.

15	Other information
Such other items or information which the Lender reasonably requests in connection with the Facility.

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Schedule 4
Drawdown Notice
Morobe Consolidated Goldfields Limited – Drawdown Notice
This is an irrevocable notice under clause 3 of the Facility Agreement dated [*] (the Facility Agreement).

1	We wish to draw under the Facility on [*] (the Drawdown Date).
Note: Date is to be a business day.

2	The total principal amount to be drawn is USD[*].
Note: Amount to comply with the limits in clause 3.

3	Please remit the proceeds to account number [*] at [*].

4	We represent and warrant on behalf of the Borrower and the Guarantor as follows.

(a)
[Except as disclosed in paragraph (c)] the representations and warranties in the Facility Agreement are true as though they had been made at the date of this Drawdown Notice in respect of the facts and circumstances then subsisting.

(b)	[Except as disclosed in paragraph (c)] no Event of Default [or Potential Event of Default] continues or will result from the drawing.

(c)	[Details of the exceptions to paragraphs (a) and (b) are as follows: [*], and we [have taken/propose] the following remedial action [*].]
Note: Inclusion of a statement under paragraph (c) will not prejudice the conditions precedent in the agreement.

Definitions in the Facility Agreement apply in this Drawdown Notice.

On behalf of Morobe Consolidated Goldfields Limited
By:        [Authorised Officer]
Dated [*]
Note: LEAVE THE NOTES IN THE DOCUMENTS.

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Schedule 5
Verification Certificate
Note: To be signed by two directors of the Obligor.

TO:    [*]
[*]
[*]

Dear [insert name]
Facility for Morobe Consolidated Goldfields Limited
We, [*] and [*], are both directors of [*] (the Company).
We refer to the Facility Agreement dated [*] (the Facility Agreement) between the Company, [Morobe Consolidated Goldfields Limited/ Harmony Gold (Australia) Limited] and Westpac Bank ‑ PNG ‑ Limited.
Definitions in the Facility Agreement apply in this Certificate.
Attached are true, up‑to‑date and complete copies of the following.

1
[In relation to the Borrower] Extracts of minutes of a meeting of directors of the Company authorising the execution and delivery of, and performance of the Company's obligations under, each Finance Document to which it is expressed to be a party explaining why the directors believe it is in the best interests and commercial benefit of, the Company.

2
[In relation to the Borrower] Extracts of minutes of a meeting of all members of the Company authorising execution of any Finance Document to which it is expressed to be a party relating to the above facility. Such resolutions have not been amended, modified or revoked and are in full force and effect.

3	[In relation to the Borrower] A certificate of incorporation and constituent documents for the Company, if they are not already held by the Lender.

4	Specimen signatures of all those authorised to give [drawdown and other] notices for the Company[ or to sign the Finance Documents], if they are not already held by the Lender.

5	[The following Authorisations:

(a)	[*];

(b)	[*]

6	][[*]
]If any of the documents in paragraph 3 or 4 are already held by the Lender, we each confirm they are complete and up‑to‑date.
We each certify that:

1	[In relation to the Borrower] [the Company does not have a constitution;

2	]the Company is solvent and will not become insolvent as a result of the entry into and performance of the Facility Agreement;

3	[In relation to the Borrower] no Security is registered against Approved Equipment under the PPSA on the date of this certificate;

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4	no Event of Default or Potential Event of Default has occurred;

5	the Company and the Project is in compliance with all applicable Environmental Laws and Equator Principles; and

6	nothing has occurred that might reasonably be expected to give rise to a Material Adverse Effect.

Director Signature	Director Signature

Print Name	Print Name
Date:

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Schedule 6
Privacy Statement

Westpac is committed to protecting the confidentiality of customer information. You can find out how Westpac is committed to protecting the privacy and security of the personal information you provide to it at the website under the heading Privacy.

In addition to Westpac’s duties under legislation, it has a general duty of confidentiality towards you, except in the following circumstances where:
•    Disclosure is compelled by law
•    There is a duty to the public to disclose
•    The interests of Westpac require disclosure
•    Disclosure is made with your express or implied consent.

If you:
(i)    Hold an account with someone else (for example a joint account)
(ii)    Have permitted someone else to view your accounts as a Nominee;
you consent to your personal details being disclosed to that other person when that other person views a statement of the account. This may include your address details.

Definitions

"We", "our", "us", "Westpac" means Westpac Bank – PNG – Limited.

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EXECUTED as an agreement.
Each attorney executing this Agreement states that he has no notice of revocation or suspension of his power of attorney.

The Common Seal of Morobe Consolidated Goldfields Limited was affixed in the presence of:
/s/ JJ van Heerden	/s/ Aubrey Testa
Director Signature	Director Signature
JJ van Heerder	Aubrey Testa
Print Name	Print Name

Executed in accordance with section 127 of the Corporations Act 2001 by Harmony Gold (Australia) Pty Ltd:
/s/ JJ van Heerden	/s/ D Lightfoot
Director Signature	~~Director~~/Secretary Signature
JJ van Heerden	D Lightfoot
Print Name	Print Name

Signed for Westpac Bank – PNG – Limited by its attorneys under power of attorney in the presence of:
/s/ Kenneth Bali	/s/ Yangung Meraudje
Witness Signature	Attorney Signature
Kenneth Bali	Yangung Meraudje
Print Name	Print Name
/s/ Adrian Huges
Attorney Signature
Adrian Huges
Print Name

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